Exhibit 99.1

Momentive Announces Final Results Of Its Notes Exchange Offers

NEW YORK, June 10, 2009 – Momentive Performance Materials Inc. (“Momentive”) today announced the final results of private exchange offers to exchange certain of its outstanding 9¾% Senior Notes due 2014, 9% Senior Notes due 2014, 10 1 / 8 / 10 7 / 8 % Senior Toggle Notes due 2014 (collectively, the “old senior notes”) and 11½% Senior Subordinated Notes due 2016 (the “old subordinated notes,” and, together with the old senior notes, the “old notes”) as specified in the table below, for approximately $200,000,000 aggregate principal amount of 12½% Second-Lien Senior Secured Notes due 2014 (the “new second lien notes”). The exchange offers expired at midnight, New York City time, on Tuesday, June 9, 2009.

Approximately $121 million in aggregate principal amount (or 16%) of 9¾% Senior Notes due 2014, €45 million in aggregate principal amount (or 16%) of 9% Senior Notes due 2014, $173 million in aggregate principal amount (or 52%) of 10 1 / 8 / 10 7 / 8 % Senior Toggle Notes due 2014 and $174 million in aggregate principal amount (or 35%) of 11½% Senior Subordinated Notes due 2016 were validly tendered and not withdrawn in the exchange offers.

Momentive expects all old notes validly tendered (and not withdrawn) below the clearing price of (1) $625 principal amount of new second lien notes per $1,000 principal amount of old senior notes (the “senior notes clearing price”) and (2) $400 principal amount of new second lien notes per $1,000 principal amount of old subordinated notes (the “old subordinated notes clearing price”) to be accepted for exchange. The principal amount of any 9% Senior Notes due 2014 has been converted into U.S. dollars at the rate of 1.4079 U.S. dollars per Euro in accordance with the procedures set forth in the offering memorandum.

All old notes tendered at the applicable clearing price will be subject to proration. The proration factor for the old senior notes will be approximately 23.76% of the aggregate principal amount of such old senior notes tendered at the senior notes clearing price. The proration factor for old subordinated notes will be approximately 48.28% of the aggregate principal amount of such old subordinated notes tendered at the subordinated notes clearing price. The balance of old notes not accepted for exchange will remain outstanding. Momentive expects that the exchange offers will settle on June 15, 2009.

The new second lien notes have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of such Act. The exchange offers were made only by, and pursuant to, the terms set forth in the confidential offering memorandum delivered to eligible holders in connection with the exchange offers.

About Momentive
Momentive Performance Materials Inc. is a premier specialty materials company, providing high-technology materials solutions to the silicones, quartz and ceramics markets. The company, as a global leader with worldwide operations, has a robust product portfolio, an enduring tradition of service excellence, and industry-leading research and development capabilities. Momentive Performance Materials Inc. is controlled by an affiliate of Apollo Management, L.P. Additional information is available at www.momentive.com.

Forward-Looking Statements
This press release contains various forward-looking statements within the meaning of applicable federal securities laws, including the Private Securities Litigation Reform Act of 1995, that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated.

The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in or incorporated by reference into this press release, other than statements of historical fact, including, without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties.

While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially due to numerous important factors that are described in our Annual Report on Form 10-K for the year ended December 31, 2008, as updated by our subsequent Quarterly Report on Form 10-Q, and our Current Reports on Form 8-K. Many of these risks, uncertainties and assumptions are beyond our control, and may cause our actual results and performance to differ materially from our expectations. Factors that could cause our actual results to be materially different from our expectations include, among others, the following: substantial indebtedness potentially adversely affecting our ability to raise additional capital to fund operations; restrictive covenants in our senior secured credit facilities and indentures adversely affecting our operations; an event of default under our senior secured credit facilities adversely affecting our business, results of operations and financial condition; despite our substantial indebtedness, incurring significantly more debt, intensifying the risks described above; even if the exchange offers are completed, inability to comply with the terms of our existing or future indebtedness; the recent global financial crisis and economic slowdown negatively affecting our business, results of operations and financial condition; changes in pricing or supply of silicon metal and/or of siloxane; downgrade in our debt ratings restricting our access to and negatively impacting the terms of current and future financings; our Quartz division’s dependence upon a particular type of sand currently available from a single source; any rise in energy costs increasing our operating expenses, reducing net income and negatively affecting our financial condition; variable rate indebtedness subjecting us to interest rate risk; risks associated with our non-U.S. operations; foreign currency risk; control by Apollo and GE and the potential conflicts of interest with our investors that this may entail; unionization of employees forcing the company to spend greater time and expense dealing with employees; failure to extend or renegotiate collective bargaining agreements; uncertain enforcement of our intellectual property rights; operating hazards at our facilities; environmental, health, safety, production and product regulations or concerns affecting us; future chemical regulatory actions decreasing profitability; recent or new regulations increasing compliance costs and reducing competitiveness in certain markets; unfunded or underfunded pension plans; dependence on key executives and qualified employees; litigation risks; failure to achieve expected cost savings; failure to achieve and maintain effective internal control over financial reporting; and limitations on our use of certain product-identifying information, including the GE name and monogram, affecting our business and profitability.

Accordingly, you should not place undue reliance on the forward-looking statements contained or incorporated by reference in this press release or in other disclosure. These forward-looking statements speak only as of the date on which the statements were made. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

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Investor Contact
Peter Cholakis
(914) 784-4871
peter.cholakis@momentive.com